Exhibit 99.1
ENDO REPORTS FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

•	Full year 2015 adjusted diluted EPS of $4.66 exceeds top end of guidance

•	Fourth quarter revenues of $1,074 million brings full year revenues to top end of guidance

•	Fourth quarter reported $1.97 diluted (GAAP) EPS from continuing operations and $1.36 adjusted diluted EPS from continuing operations

•	Company expects 2016 revenues to range from $4.32 billion to $4.52 billion

•	Company expects 2016 reported diluted GAAP earnings per share to range from $2.25 to $2.60

•	Company updates 2016 adjusted diluted earnings per share to range from $5.85 to $6.20

•	Company increases mesh product liability pre-tax accrual by $834 million

•	Company also announces it is winding down ASTORA Women's Health business
DUBLIN, February 29, 2016-- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported fourth quarter 2015 financial results, including:

•	Revenues of $1,074 million including new product revenues from 2014 and 2015 strategic transactions, a 62 percent increase compared to fourth quarter 2014 revenues of $663 million.

•	Reported income from continuing operations of $444 million compared to fourth quarter 2014 reported income from continuing operations of $19 million.

•	Reported diluted earnings per share (EPS) from continuing operations of $1.97 compared to fourth quarter 2014 reported diluted earnings per share from continuing operations of $0.12.

•	Adjusted income from continuing operations of $307 million, a 101 percent increase compared to fourth quarter 2014 adjusted income from continuing operations of $153 million.

•	Adjusted diluted EPS from continuing operations of $1.36 compared to fourth quarter 2014 adjusted diluted earnings per share from continuing operations of $0.96.
“Endo delivered solid financial results this quarter and was further strengthened by our first full quarter of revenues from the acquisition of Par Pharmaceutical Holdings, Inc. As we enter 2016, we believe our business is diversified and positioned for double-digit underlying growth over the mid- to long-term,” said Rajiv De Silva, President and CEO of Endo. “Moving forward, we are focused on operational execution - especially on the integration of Par and on supporting growth for priority branded products such as XIAFLEX® and BELBUCA™ - and continuing to create value for Endo shareholders.”

FINANCIAL PERFORMANCE
($ in thousands, except per share amounts)

	4th Quarter			Twelve Months Ended December 31,
	2015	2014	Change	2015	2014	Change
Total Revenues	$1,073,697	$662,877	62%	$3,268,718	$2,380,683	37%
Reported (Loss) Income from Continuing Operations	$443,709	$19,481	2,178%	$(300,399)	$61,608	NM
Reported Diluted (Loss) Income per Share from Continuing Operations	$1.97	$0.12	1,542%	$(1.52)	$0.40	NM
Adjusted Income from Continuing Operations	$307,430	$152,897	101%	$933,235	$571,755	63%
Adjusted Diluted Weighted Average Shares	225,321	159,213	42%	200,438	156,730	28%
Adjusted Diluted EPS from Continuing Operations	$1.36	$0.96	42%	$4.66	$3.64	28%
U.S. BRANDED PHARMACEUTICALS
During fourth quarter 2015, the U.S. Branded Pharmaceuticals business unit continued to support growth for prioritized products including XIAFLEX®, extended the exclusive licensing agreement for Voltaren® Gel through 2023 and secured regulatory approval and prepared for the commercial launch of BELBUCA™.
Fourth quarter 2015 U.S. Branded Pharmaceuticals results include:

•	Revenues of $379 million, a 54 percent increase compared to fourth quarter 2014; this increase was primarily attributable to the strategic addition of Auxilium Pharmaceuticals.

•	Net sales of Voltaren® Gel increased 24 percent compared to fourth quarter 2014; this increase was attributable to higher volumes resulting from increased sales and marketing efforts.

•	Net sales of LIDODERM® increased 1 percent compared to fourth quarter 2014; this increase was primarily attributable to net price gains in the quarter and lower return reserves.
U.S. GENERIC PHARMACEUTICALS
During the fourth quarter 2015, the U.S. Generic Pharmaceuticals business unit focused on the integration of Par Pharmaceutical Holdings, Inc. and continued to advance key manufacturing, quality, commercial and R&D initiatives to support its organic growth objectives.

Fourth quarter 2015 U.S. Generic Pharmaceuticals results include:

•
Revenues of $609 million, an 81 percent increase compared to fourth quarter 2014; this increase was primarily attributable to growth from the addition of sales from the Company's September 2015 acquisition of Par, as well as underlying growth of certain products.

•
Compared to previous 2015 expectations, fourth quarter revenues in U.S. Generic Pharmaceuticals were unfavorably impacted by increased pricing pressure due to increased competition across pain and commoditized products within legacy Qualitest and certain non-recurring charges.

INTERNATIONAL PHARMACEUTICALS
As part of Endo's planned expansion of its International Pharmaceuticals business unit and to further diversify the Company's financial profile, the Company recently closed two strategic transactions designed to increase focus on core pharmaceuticals within its Litha Group. This included the acquisition of a broad product and R&D portfolio from the Aspen Group, which closed in October 2015, and the strategic divestiture of a portfolio of non-core products, which closed in February 2016.
Fourth quarter 2015 International Pharmaceuticals results include:

•
Revenues of $85 million, a 7 percent increase over fourth quarter 2014 or a 24 percent increase excluding an unfavorable currency impact of $14 million; this increase was primarily attributable to sales growth in Mexico.

2016 Financial Guidance
For the full twelve months ended December 31, 2016, at current exchange rates, Endo is providing revenue guidance and updating its adjusted diluted EPS guidance from continuing operations. The Company estimates:

•	Total revenues to be between $4.32 billion and $4.52 billion;

•	Reported (GAAP) EPS from continuing operations to be between $2.25 and $2.60;

•	Adjusted diluted EPS from continuing operations to be between $5.85 and $6.20; and

•	Cash flow from operations is expected to support the Company’s stated goal of de-levering to 3 to 4 times net debt to adjusted EBITDA in the second half of 2016.
The Company’s 2016 financial guidance is based on the following assumptions:

•	Adjusted gross margin of approximately 63% to 65%;

•	Adjusted operating expenses as a percentage of revenues to be approximately 19.5% to 20.5%;

•	Adjusted interest expense of approximately $455 million;

•	Adjusted effective tax rate of approximately 9% to 11%; and

•	Adjusted diluted EPS from continuing operations assume full year adjusted diluted shares outstanding of approximately 224 million shares.
Other Updates
As of December 31, 2015, the Company had $272.3 million in unrestricted cash; net debt of $8.3 billion and a net debt to pro forma adjusted EBITDA ratio of 4.37.
During the fourth quarter 2015, the Company recorded the following non-cash impairment charges:

•	$85.8 million related to Paladin goodwill driven by the loss of exclusivity of certain products;

•	$38.4 million related to legacy Qualitest products as part of the continued portfolio optimization process with the integration of Par Pharmaceutical; and

•	$12.5 million, net primarily related to the abandonment of STENDRA®.
During the fourth quarter 2015, the Company recorded an $834.0 million aggregate pre-tax charge to increase its estimated product liability accrual for vaginal mesh cases. This product liability accrual increase includes $401 million attributable to removing the reduction factor assumption previously included in the Company’s estimates based on the actual number of claims processed and the lack of any meaningful reduction factor observed to date. The accrual increase also includes $433 million primarily related to the execution of additional Master Settlement Agreements in 2016. During the fourth quarter 2015, the Company recorded a $997 million tax benefit predominantly relating to a worthless stock deduction directly attributable to product liability losses. This tax benefit includes $297 million recorded in discontinued operations and $700 million in continuing operations. The Company anticipates that it will receive a federal income tax refund in 2016 from carrying back losses incurred in 2015 and expects additional benefits from reduced federal income taxes in 2016 and future years.
In November 2015, Endo entered into a program to repurchase up to $250 million of its common stock under a previously authorized $2.5 billion repurchase plan. The purchase of $250 million of common stock was completed by December 31, 2015. In December 2015, the Company redeemed all $400 million of aggregate principal amount outstanding 7.00% Senior Notes due 2020.
In 2015, the Company divested its AMS Men’s Health business and launched a strategic process for AMS Women’s Health - now ASTORA Women’s Health. While that process resulted in formal bids for ASTORA, Endo determined in the first quarter 2016 that it will wind down ASTORA business operations in order to reduce the potential for product liability related to future mesh implants. Endo will conduct a wind down process and work efficiently to support physicians in transitioning to alternative products. The Company will cease business operations for ASTORA by March 31, 2016.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this press release today at 8:30 a.m. ET. The dial-in number to access the call is U.S./Canada (877) 456-0441, International (929) 387-3793, and the passcode is 50028537. Please dial in 10 minutes prior to the scheduled start time.
 A replay of the call will be available from February 29, 2016 at 12:30 p.m. ET until 11:59 p.m. ET on March 14, 2016 by dialing (404) 537-3406 (U.S./Canada) or (855) 859-2056 (International) and entering the passcode 50028537.
 A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on March 14, 2016. The replay can be accessed by clicking on "Events" in the Investor Relations section of the website.

Supplemental Financial Information
The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended December 31, 2015 and 2014 (in thousands, except per share data):

Three Months Ended December 31, 2015 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,073,697	$—		$1,073,697

COSTS AND EXPENSES:
Cost of revenues	810,068	(386,617)	(1)	423,451
Selling, general and administrative	212,014	(17,913)	(2)	194,101
Research and development	43,989	(1,016)	(3)	42,973
Litigation-related and other contingencies, net	17,207	(17,207)	(4)	—
Asset impairment charges	139,859	(139,859)	(5)	—
Acquisition-related and integration items	54,073	(54,073)	(6)	—
OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	$(203,513)	$616,685		$413,172
INTEREST EXPENSE, NET	123,018	(1,965)	(7)	121,053
LOSS ON EXTINGUISHMENT OF DEBT	25,595	(25,595)	(8)	—
OTHER EXPENSE, NET	1,102	1,173	(9)	2,275
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(353,228)	$643,072		$289,844
INCOME TAX BENEFIT	(796,937)	779,351	(10)	(17,586)
INCOME FROM CONTINUING OPERATIONS	$443,709	$(136,279)		$307,430
DISCONTINUED OPERATIONS, NET OF TAX	(562,302)	560,762	(11)	(1,540)
CONSOLIDATED NET (LOSS) INCOME	$(118,593)	$424,483		$305,890
Less: Net loss attributable to noncontrolling interests	(130)	—		(130)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(118,463)	$424,483		$306,020
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$1.97			$1.36
Discontinued operations	(2.50)			—
DILUTED (LOSS) EARNINGS PER SHARE	$(0.53)			$1.36
DILUTED WEIGHTED AVERAGE SHARES	225,321			225,321
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $227,543, a fair value step-up in inventory and certain excess manufacturing costs that will be eliminated pursuant to integration plans of $117,681, certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $40,304 and accruals for milestone payments to partners of $1,089.

(2)	Primarily to exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $14,834 .

(3)	Primarily to exclude milestone payments to partners of $1,003.

(4)	To exclude the net impact of certain litigation charges.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs of $36,112, primarily associated with the Par acquisition and a net increase in the fair value of contingent consideration of $17,961.

(7)	To exclude debt abandonment costs.

(8)	To exclude a loss on extinguishment of debt in connection with debt refinancing activity.

(9)	Primarily to exclude foreign currency impact related to the re-measurement of intercompany debt instruments of $1,130.

(10)
Reflects tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates. Additionally, included within this amount is an adjustment to exclude the tax benefit related to mesh product liability including the worthless stock deduction realized in the fourth quarter of 2015.

(11)	Primarily to exclude certain items related to the Astora business reported as Discontinued operations, net of tax, most notably the litigation charges related to vaginal mesh cases of $834.0 million.

Three Months Ended December 31, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$662,877	$—		$662,877

COSTS AND EXPENSES:
Cost of revenues	374,180	(101,063)	(1)	273,117
Selling, general and administrative	134,653	(8,502)	(2)	126,151
Research and development	30,543	(12,402)	(3)	18,141
Litigation-related and other contingencies	34,999	(34,999)	(4)	—
Asset impairment charges	22,542	(22,542)	(5)	—
Acquisition-related and integration items	9,765	(9,765)	(6)	—
OPERATING INCOME FROM CONTINUING OPERATIONS	$56,195	$189,273		$245,468
INTEREST EXPENSE, NET	59,589	(885)	(7)	58,704
LOSS ON EXTINGUISHMENT OF DEBT	105	(105)	(8)	—
OTHER INCOME, NET	(13,596)	8,613	(9)	(4,983)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$10,097	$181,650		$191,747
INCOME TAX (BENEFIT) EXPENSE	(9,384)	48,234	(10)	38,850
INCOME FROM CONTINUING OPERATIONS	$19,481	$133,416		$152,897
DISCONTINUED OPERATIONS, NET OF TAX	(72,724)	105,193	(11)	32,469
CONSOLIDATED NET (LOSS) INCOME	$(53,243)	$238,609		$185,366
Less: Net income attributable to noncontrolling interests	240	242	(12)	482
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(53,483)	$238,367		$184,884
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.12			$0.96
Discontinued operations	(0.46)			0.20
DILUTED (LOSS) EARNINGS PER SHARE	$(0.34)			$1.16
DILUTED WEIGHTED AVERAGE SHARES	159,213			159,213
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $70,914 and a fair value step-up in inventory of $25,493 and accruals for milestone payments to partners of $4,656.

(2)	Primarily to exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the company's operations.

(3)	To exclude milestone payments to partners of $12,165 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the Company's operations of $237.

(4)	To exclude the impact of certain net litigation charges.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs associated with the Paladin, Boca, Somar, DAVA, Auxilium and other acquisitions.

(7)	To exclude additional non-cash interest expense.

(8)	To exclude a loss on extinguishment of debt in connection with debt refinancing activity.

(9)
To exclude adjustments to the gain on sale of certain early-stage drug discovery and development assets of $1,200 and foreign currency impact related to the remeasurement of intercompany debt instruments of $7,413.

(10)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(11)	Primarily to exclude certain items related to the AMS business, including litigation charges related to vaginal mesh cases, reported as Discontinued operations, net of tax.

(12)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the twelve months ended December 31, 2015 and 2014 (in thousands, except per share data):

Twelve Months Ended December 31, 2015 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$3,268,718	$—		$3,268,718

COSTS AND EXPENSES:
Cost of revenues	2,075,651	(858,931)	(1)	1,216,720
Selling, general and administrative	741,304	(125,679)	(2)	615,625
Research and development	102,197	(9,200)	(3)	92,997
Litigation-related and other contingencies, net	37,082	(37,082)	(4)	—
Asset impairment charges	1,140,709	(1,140,709)	(5)	—
Acquisition-related and integration items	105,250	(105,250)	(6)	—
OPERATING (LOSS) INCOME FROM CONTINUING OPERATIONS	$(933,475)	$2,276,851		$1,343,376
INTEREST EXPENSE, NET	373,214	(8,267)	(7)	364,947
LOSS ON EXTINGUISHMENT OF DEBT	67,484	(67,484)	(8)	—
OTHER EXPENSE, NET	63,691	(58,802)	(9)	4,889
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(1,437,864)	$2,411,404		$973,540
INCOME TAX (BENEFIT) EXPENSE	(1,137,465)	1,177,770	(10)	40,305
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(300,399)	$1,233,634		$933,235
DISCONTINUED OPERATIONS, NET OF TAX	(1,194,926)	1,236,760	(11)	41,834
CONSOLIDATED NET (LOSS) INCOME	$(1,495,325)	$2,470,394		$975,069
Less: Net loss attributable to noncontrolling interests	(283)	—		(283)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(1,495,042)	$2,470,394		$975,352
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(1.52)			$4.66
Discontinued operations	(6.07)			0.21
DILUTED (LOSS) EARNINGS PER SHARE	$(7.59)			$4.87
DILUTED WEIGHTED AVERAGE SHARES	197,100			200,438
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $561,302, a fair value step-up in inventory and certain excess manufacturing costs that will be eliminated pursuant to integration plans of $249,464, accruals for milestone payments to partners of $6,955 and certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $41,210.

(2)
Primarily to exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $84,197 and a charge of $37,603 related to the acceleration of Auxilium employee equity awards at closing.

(3)	To exclude milestone payments to partners.

(4)	To exclude the net impact of certain litigation charges.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs of $170,890, primarily associated with the Par acquisition, offset by a net decrease in the fair value of contingent consideration of $(65,640).

(7)	To exclude non-cash interest expense of $1,633 and debt abandonment costs of $6,634.

(8)	To exclude a loss on extinguishment of debt in connection with debt refinancing activity.

(9)
Primarily to exclude unused financing commitments of $78,352, other than temporary impairment of equity investment of $18,869, the foreign currency impact related to the re-measurement of intercompany debt instruments of $(25,121) and amounts related to the settlement of certain pre-acquisition items associated with our Auxilium subsidiary of $(12,500).

(10)
Reflects tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates. Additionally, included within this amount is an adjustment to exclude the tax benefit related to mesh product liability including the worthless stock deduction realized in the fourth quarter of 2015.

(11)
Primarily to exclude certain items related to the Astora business reported as Discontinued operations, net of tax, most notably the litigation charges related to vaginal mesh cases of $1,107.8 million.

Twelve Months Ended December 31, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$2,380,683	$—		$2,380,683

COSTS AND EXPENSES:
Cost of revenues	1,231,497	(298,199)	(1)	933,298
Selling, general and administrative	567,986	(115,477)	(2)	452,509
Research and development	112,708	(37,424)	(3)	75,284
Litigation-related and other contingencies, net	42,084	(42,084)	(4)	—
Asset impairment charges	22,542	(22,542)	(5)	—
Acquisition-related and integration items	77,384	(77,384)	(6)	—
OPERATING INCOME FROM CONTINUING OPERATIONS	$326,482	$593,110		$919,592
INTEREST EXPENSE, NET	227,114	(12,192)	(7)	214,922
LOSS ON EXTINGUISHMENT OF DEBT	31,817	(31,817)	(8)	—
OTHER INCOME, NET	(32,324)	18,192	(9)	(14,132)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$99,875	$618,927		$718,802
INCOME TAX EXPENSE	38,267	108,780	(10)	147,047
INCOME FROM CONTINUING OPERATIONS	$61,608	$510,147		$571,755
DISCONTINUED OPERATIONS, NET OF TAX	(779,792)	887,887	(11)	108,095
CONSOLIDATED NET (LOSS) INCOME	$(718,184)	$1,398,034		$679,850
Less: Net income attributable to noncontrolling interests	3,135	1,817	(12)	4,952
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(721,319)	$1,396,217		$674,898
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.40			$3.64
Discontinued operations	(5.00)			0.67
DILUTED (LOSS) EARNINGS PER SHARE	$(4.60)			$4.31
DILUTED WEIGHTED AVERAGE SHARES	156,730			156,730
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $218,712, a fair value step-up in inventory of $65,582 and accruals for milestone payments to partners of $13,905.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company’s operations of $26,205, a charge for an additional year of the branded prescription drug fee in accordance with IRS regulations issued in the third quarter of 2014 of $24,972, accruals for excise tax payments of $54,300 and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $37,869 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the Company's operations of $(445).

(4)	To exclude the impact of certain net litigation charges.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs of associated with the Paladin, Boca, Somar, DAVA, Auxilium and other acquisitions.

(7)	To exclude additional non-cash interest expense.

(8)	To exclude a loss on extinguishment of debt in connection with debt refinancing activity.

(9)
To exclude the net gain on sale of certain early-stage drug discovery and development assets of $5,200, foreign currency impact related to the remeasurement of intercompany debt instruments of $13,153 and other miscellaneous expense of ($161).

(10)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(11)	To exclude certain items related to the AMS and Healthtronics businesses, including litigation charges related to vaginal mesh cases, reported as Discontinued operations, net of tax.

(12)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Non-GAAP adjusted net income and its components and Non-GAAP adjusted diluted earnings per share amounts are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2016

	Year Ending
	December 31, 2016
Projected GAAP diluted income per ordinary share	$2.25	To	$2.60
Upfront and milestone-related payments to partners	0.02		0.02
Amortization of commercial intangible assets	3.00		3.00
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans	0.32		0.32
Inventory step-up	0.58		0.58
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected tax savings from acquired tax attributes	(0.32)		(0.32)
Diluted adjusted income per ordinary share guidance	$5.85	To	$6.20
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of February 29, 2016.
About Endo International plc
Endo International plc (NASDAQ: ENDP) (TSX: ENL) is a global specialty pharmaceutical company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and twelve months ended December 31, 2015 and 2014:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended December 31,		Percent Growth	Twelve Months Ended December 31,		Percent Growth
	2015	2014		2015	2014
U.S. Branded Pharmaceuticals:
Pain Management:
LIDODERM®	$40,234	$39,807	1%	$125,269	$157,491	(20)%
OPANA® ER	43,610	46,927	(7)%	175,772	197,789	(11)%
PERCOCET®	35,181	31,123	13%	135,822	122,355	11%
Voltaren® Gel	62,169	50,158	24%	207,161	179,816	15%
	$181,194	$168,015	8%	$644,024	$657,451	(2)%
Specialty Pharmaceuticals:
SUPPRELIN® LA	$16,926	$18,142	(7)%	$70,099	$66,710	5%
XIAFLEX®	50,197	—	NM	158,115	—	NM
	$67,123	$18,142	270%	$228,214	$66,710	242%
Urology:
FORTESTA® GEL, including Authorized Generic	$12,725	$17,941	(29)%	$52,827	$58,661	(10)%
TESTIM®, including Authorized Generic	9,405	—	NM	40,763	—	NM
	$22,130	$17,941	23%	$93,590	$58,661	60%
Branded Other Revenues	108,962	41,198	164%	318,779	135,287	136%
Actavis Royalty	—	498	(100)%	—	51,328	(100)%
Total U.S. Branded Pharmaceuticals	$379,409	$245,794	54%	$1,284,607	$969,437	33%
Total U.S. Generic Pharmaceuticals	609,195	337,354	81%	1,672,416	1,140,821	47%
Total International Pharmaceuticals	85,093	79,729	7%	311,695	270,425	15%
Total Revenues	$1,073,697	$662,877	62%	$3,268,718	$2,380,683	37%

The following table presents unaudited condensed consolidated Balance Sheet data at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$272,348	$405,696
Restricted cash and cash equivalents	585,379	530,930
Accounts receivable	995,077	1,118,720
Inventories, net	744,665	414,995
Assets held for sale	88,222	1,987,918
Other assets	789,461	653,795
Total current assets	$3,475,152	$5,112,054
TOTAL NON-CURRENT ASSETS	15,875,184	5,712,115
TOTAL ASSETS	$19,350,336	$10,824,169
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,102,165	$2,881,440
Liabilities held for sale	34,891	128,577
Other current liabilities	337,256	155,959
Total current liabilities	$3,474,312	$3,165,976
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,251,657	4,100,627
OTHER LIABILITIES	1,656,391	1,149,353
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$5,968,030	$2,374,757
Noncontrolling interests	(54)	33,456
Total shareholders’ equity	$5,967,976	$2,408,213
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,350,336	$10,824,169

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the twelve months ended December 31, 2015 and 2014:

	Twelve Months Ended December 31,
	2015	2014
OPERATING ACTIVITIES:
Consolidated net loss	$(1,495,325)	$(718,184)
Adjustments to reconcile consolidated Net loss to Net cash provided by operating activities
Depreciation and amortization	632,756	331,651
Asset impairment charges	1,390,281	22,542
Other	(164,791)	(121,956)
Changes in assets and liabilities which (used) provided cash	(300,895)	823,723
Net cash provided by operating activities	62,026	337,776
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(81,774)	(80,251)
Acquisitions, net of cash acquired	(7,650,404)	(1,086,510)
Proceeds from sale of business, net	1,588,779	54,521
Proceeds from settlement escrow	—	11,518
(Increase) decrease in restricted cash and cash equivalents, net	(58,650)	236,763
Other	(42,721)	92,106
Net cash used in investing activities	(6,244,770)	(771,853)
FINANCING ACTIVITIES:
Proceeds from borrowings, net	4,228,919	321,276
Issuance of ordinary shares	2,300,000	—
Other	(473,452)	(18,419)
Net cash provided by financing activities	6,055,467	302,857
Effect of foreign exchange rate	(7,068)	(4,037)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(134,345)	(135,257)
LESS: NET DECREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	(997)	(14,356)
NET DECREASE IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	(133,348)	(120,901)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	405,696	526,597
CASH AND CASH EQUIVALENTS, END OF PERIOD	$272,348	$405,696

Our Net cash provided by operating activities includes the impact of certain significant non-core or infrequent pre-tax cash outlays and cash receipts that are not necessarily indicative of Endo's core operations or that distort the cash flow generation of our underlying business in a given period. The following schedule presents the significant non-core or infrequent pre-tax cash outlays and cash receipts impacting our Net cash provided by operating activities for the twelve months ended December 31, 2015 and 2014:

	Twelve Months Ended December 31,
	2015	2014
Mesh-related product liability and other litigation matters payments	$699,347	$333,763
Redemption fees paid in connection with debt retirements	31,496	—
Financing unused commitment fees	78,352	—
Severance and restructuring payments	73,655	34,652
Excise tax reimbursement	—	54,300
Transaction costs and certain integration charges paid in connection with acquisitions	191,195	80,639
U.S. Federal tax refunds received	(155,814)	(111,863)
Total	$918,231	$391,491

Safe Harbor Statement
This press release contains forward-looking statements, including but not limited to the statements by Mr. De Silva and other statements regarding product development, market potential, expected growth and regulatory approvals, as well as Endo’s earnings per share amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s 2015 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.
SOURCE Endo International plc
Investors/Media: Keri P. Mattox, (484) 216-7912; Media: Heather Zoumas-Lubeski, (484) 216-6829
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